Exhibit 10.27
REVOLVING NOTE

$50,000,000	Vienna, Virginia
February 3, 2010

FOR VALUE RECEIVED, the undersigned, GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC., a Delaware corporation (the “Company”), GLOBAL STRATEGIES GROUP (NORTH AMERICA) INC., a Maryland corporation (“GNA”), and THE ANALYSIS CORP., a Delaware corporation (“TAC,” and together with the Company, GNA and each other Subsidiary that becomes a party to the Loan Agreement (as hereinafter defined), collectively, the “Borrowers,” and individually, a “Borrower”), hereby jointly and severally promise to pay to SUNTRUST BANK, a Georgia banking corporation (the “Lender”) or its registered assigns, at the office of SunTrust Bank (“SunTrust”) at 8330 Boone Boulevard, Vienna, Virginia 22182, on the Revolving Commitment Termination Date (as defined in the Loan and Security Agreement of even date herewith, among the Borrowers, the Lenders from time to time party thereto, SunTrust, as Administrative Agent, and SunTrust Robinson Humphrey, a Division of SunTrust Capital Markets, Inc., as Lead Arranger and Book Manager (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”)), the lesser of the principal sum of Fifty Million Dollars ($50,000,000.00) and the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrowers pursuant to the Loan Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Loan Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrowers further promise to pay all reasonable costs of collection, including the reasonable attorneys’ fees of the Lender.
Each Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Loan Agreement.
All borrowings evidenced by this Revolving Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of any Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Note and the Loan Agreement.
This Revolving Note is issued in connection with, and is entitled to the benefits of, the Loan Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified. THIS REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS REVOLVING NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
[SIGNATURE ON FOLLOWING PAGE]

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC., a Delaware corporation
By:	/s/ John Hillen III
	Name:	Dr. John Hillen
	Title:	President and CEO

GLOBAL STRATEGIES GROUP (NORTH AMERICA) INC, a Maryland corporation
By:	/s/ John Hillen III
	Name:	Dr. John Hillen
	Title:	President and CEO

THE ANALYSIS CORP., a Delaware corporation
By:	/s/ Alex Drew
	Name:	Alex Drew
	Title:	President